EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports covering the financial statements and schedule of Thoratec Corporation (formerly known as Thermo Cardiosystems, Inc.) dated February 5, 2001 for the two years ended December 30, 2000, included in this Form 10-K, into previously filed Registration Statement File Nos. 333-72128, 333-56212, 333-32223, 333-11883, 33-35549, 33-35719, 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Form S-8.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

March 13, 2002